4Q24 Supplemental Slides and Outlook1 John McCallion Chief Financial Officer and Head of MetLife Investment Management Exhibit 99.4 1 These slides highlight information in MetLife, Inc.'s earnings release, quarterly financial supplement and other prior public disclosures.

2 Table of contents Topic Page No. Net income (loss) to adjusted earnings 3 Adjusted earnings, ex. total notable items 4 Variable investment income (VII) 5 Direct expense ratio 7 Cash & capital 8 Outlook 10 Appendix 15

3 Net income (loss) to adjusted earnings 1 The per share data for each item is calculated on a standalone basis and may not sum to the total. 2 The Actuarial Assumption Review and Other Insurance Adjustments line item reflecting $6 million of after-tax losses includes $5 million of after-tax market risk benefit remeasurement losses and $1 million of after-tax net derivative losses. These amounts are therefore not included in the Net Derivative Gains (Losses) or Market Risk Benefit Remeasurement Gains (Losses) line items. 4Q24 FY24 (post-tax) $ in millions $ per share1 $ in millions $ per share1 Net Income (Loss) $1,239 $1.78 $4,226 $5.94 Less: Net Investment Gains (Losses) (246) (0.35) (935) (1.31) Net Derivative Gains (Losses)2 (713) (1.02) (1,281) (1.80) Market Risk Benefit Remeasurement Gains (Losses)2 604 0.87 881 1.24 Actuarial Assumption Review and Other Insurance Adjustments2 - - (6) (0.01) Investment Hedge Adjustments (100) (0.14) (477) (0.67) Other 235 0.34 248 0.35 Adjusted Earnings $1,459 $2.09 $5,796 $8.15 Less Notable Items: Actuarial Assumption Review and Other Insurance Adjustments - - 16 0.02 Litigation Reserves and Settlement Costs (47) (0.07) (47) (0.07) Tax Adjustments 57 0.08 57 0.08 Adjusted Earnings ex. Total Notable Items $1,449 $2.08 $5,770 $8.11

4 ($ in millions - except per share data) 4Q24 4Q23 % Change % Change (Constant Rate) Key Drivers1 Favorable Unfavorable Group Benefits $416 $466 (11%) Underwriting Margins RIS 386 421 (8%) Volume Growth Investment Margins; Underwriting Margins Asia 443 296 50% 52% Investment Margins; Underwriting Margins Latin America 201 207 (3%) 10% Volume Growth Equity Markets EMEA 59 47 26% 31% Volume Growth; Taxes Expense Margins; Underwriting Margins MetLife Holdings 153 156 (2%) Underwriting Margins Foregone earnings2 Corporate & Other (209) (156) Investment Margin Expenses; Taxes Adjusted Earnings ex. Total Notable Items $1,449 $1,437 1% 3% Adjusted EPS ex. Total Notable Items $2.08 $1.93 8% 10% Adjusted earnings, ex. total notable items, by segment & C&O 1 To be discussed on MetLife, Inc.’s fourth quarter and full year 2024 earnings conference call and audio webcast. 2 As a result of reinsurance transaction with Global Atlantic Financial Group being effective in November 2023.

5 2024 VII below guidance1 driven by lower real estate returns ($ in millions - pre-tax) 1 Quarterly target VII range of $375 million, based on full year 2024 guidance of ~ $1.5 billion. 2 Other includes Real Estate and Other Funds and Prepayment Fees. $0 Private Equity Other2 1Q24 2Q24 3Q24 4Q24 FY23 FY24 $260 $298 $162 $293 $1,013 $419

6 1 Assumes a 21% U.S. statutory tax rate. VII by segment and C&O ($ in millions - post-tax1) 1Q24 2Q24 3Q24 4Q24 FY24 Group Benefits $4 $3 $2 $1 $10 RIS 73 64 50 71 258 Asia 56 99 44 121 320 Latin America 1 2 8 4 15 EMEA — — — — — MetLife Holdings 55 46 29 29 159 Corporate & Other 16 21 (5) 6 38 Total Variable Investment Income $205 $235 $128 $232 $800

7 1 Direct expense ratio, excluding total notable items related to direct expenses and pension risk transfers (PRT). 12.3% Annual Target FY24 direct expense ratio1 of 12.1%, below 12.3% annual target 12.0% 11.9% 12.2% 11.9% 12.3% 11.7% 12.4% 13.1% 12.2% 12.1% 1Q23 1Q24 2Q23 2Q24 3Q23 3Q24 4Q23 4Q24 FY23 FY24

Cash & capital

Holding Company Cash[1]

($ in billions)


$5.2
$5.2
$4.4
$4.5
$5.1
4Q23
1Q24
2Q24
3Q24
4Q24

— $3.0B to $4.0B Cash Buffer

Capital

- Share repurchases of ~$0.4 billion in 4Q24 and ~$3.2 billion in FY24
  - – ~$470 million shares repurchased in January 2025
- Average 2023 - 2024 free cash flow ratio[2] of 72%
- 2024 Combined NAIC Risk-Based Capital (RBC) ratio[3] above 360% target
- Expected total U.S. Statutory Adjusted Capital[4] of $17.4 billion at 12/31/24, down 1% from 9/30/24
- Expected Japan Solvency Margin ratio of ~675% at 12/31/24

[1] Includes cash and liquid assets at MetLife, Inc. and other holding companies at quarter-end. [2] Excludes notable items. [3] *Based on estimate and includes MetLife, Inc's principal* U.S. insurance subsidiaries, excluding American Life Insurance Company. MetLife calculates RBC annually as of December 31 and accordingly, the calculation does not include conditions and factors occurring after the year end. [4] Includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company for both periods.

MetLife
8

Beat all of our Next Horizon commitments

Accretive Returns	Strong Free Cash Flow	Positive Operating Leverage
Deliver 12–14% Adjusted ROE[1]	Generate ~$20B of distributable cash[2] over 5 years	Create ~$1B additional capacity to accelerate growth over 5 years
✓	✓	✓
15.2%[3]	**$20.7B**	**$1.2B**
FY 2024	2020-2024	2020-2024

MetLife

[1] Excluding total notable items. Next Horizon target of 12-14% communicated at 2019 Investor Day, was updated to 13-15% in 4Q2022 earnings call. [2] Represents free cash flow of all holding companies. [3] *Beginning with fourth quarter and full year 2024 results and going forward, "adjusted ROE"* refers to return on equity, excluding accumulated other comprehensive income other than foreign currency translation adjustments and certain ceded reinsurance-related embedded derivatives.

9

Outlook

11 Overview 1 One to three years. 2 Excluding total notable items. 3 2-year average excluding total notable items. 4 Excluding total notable items related to direct expenses and PRT. 5 Pre-tax. 6 Post-tax. Includes MetLife Investment Management. 7 See pages 19 and 20 in the Appendix for more information. 8 Increase/decrease of 10 basis points from base for interest rates shorter than 1 year; no change in longer-term interest rates. • U.S. Dollar strengthens in 2025 vs 2024 • Long-term interest rates stable with yield curve steepening • S&P 500 annual return of 5% Near-term1 targets: • Double-digit adjusted EPS growth • Adjusted return on equity2 of 15-17% • Free cash flow ratio of 65-75% of adjusted earnings3 Corporate guidance for 2025: • Direct expense ratio target of 12.1%4 • Variable investment income of ~$1.7 billion5 • Corporate & Other adjusted loss of $850 – $950 million6 • Effective tax rate to be between 24-26% Adjusted Earnings Impact from Rates $ in millions 2025 2026 2027 50 bps declining interest rate scenario7 ($35) ($104) ($159) 50 bps rising interest rate scenario7 $40 $110 $170 10 bps increase in SOFR8 $5 $9 $8 10 bps decrease in SOFR8 ($5) ($9) ($7) Macro Assumptions Near-Term1 Targets and Corporate Guidance Key Sensitivities

12 VII average asset balances and key drivers 2023 2024 ($ in billions) Private Equity 2025 Expected Real Estate and Other Funds Average Asset Balance • Near-term annual return assumptions: – Private equity: 9-11% – Real estate and other funds: 7-9% • VII includes prepayment fees on fixed maturity securities and mortgage loans $18.9 $19.0$18.9 $14.2 $4.8 $14.3 $4.6 $14.5 $4.4 Key Drivers

Near-Term Guidance

Group Benefits	• Adjusted premiums, fees and other revenues (PFOs) expected to grow annually 4-7% • Group Life mortality ratio of 84.5% in 2024; target of 84-89%[1] • Group Non-Medical Health interest adjusted benefit ratio of 72.2% in 2024; target of 69-74%[1] • Incremental adjusted earnings of 5-10% in 2025 from product mix, greater operating efficiencies and higher investment income
Retirement and Income Solutions	• Liability exposures[2] expected to grow 3-5% annually • General account investment spread[3] of 117 bps in 2024; expected to be 110-135 bps in 2025 • Incremental adjusted earnings of ~5% from total fee and underwriting income, net of expenses
MetLife Holdings	• Adjusted PFOs expected to decline by 4-6% annually • Adjusted earnings of $650 - $800 million in 2025

[1] Full year ratios reflect simple quarterly average. [2] Includes future policy benefits, policyholder account liabilities, and separate account liabilities, as well as notional amounts not recorded on MetLife's balance sheet. [3] Average annualized general account spread.

MetLife

13

14 Near-Term Guidance1 • Sales growth of mid-to-high single-digits • General account assets under management2 to grow at mid single-digits • Adjusted earnings in 2025 to grow mid single-digits on a constant currency basis and low single-digits on a reported basis due to FX headwinds • Adjusted earnings to grow mid single-digits in 2026 and 20273 • Adjusted PFOs and adjusted earnings in 2025 to grow high single-digits on a constant currency basis and flat on a reported basis due to FX headwinds • Adjusted PFOs and adjusted earnings to grow high-single digits in 2026 and 20273 • Adjusted PFOs to grow mid-to-high single digits • Adjusted earnings run-rate of $70 - $75 million per quarter in 2025 • Adjusted earnings expected to grow mid single-digits in 2026-2027 Asia Latin America EMEA 1 Sales and AUM growth rates on a constant currency basis; adjusted earnings and PFOs growth rates on a reported basis, unless otherwise noted. 2 Excludes fair value adjustments and operating joint ventures. 3 On both a constant currency and reported basis.

Appendix

16 High quality commercial mortgage loan (CML) portfolio1 • Concentrated in high-quality assets and in larger, primary markets • 69% average Loan-to-Value (LTV) Ratio and 2.1x average Debt Service Coverage Ratio (DSCR) – 77% of CML portfolio with LTVs less than or equal to 80% – 94% of CML portfolio with DSCRs greater than or equal to 1x – 79% average office LTV ratio and 2.0x average DSCR 1At December 31, 2024. All references to commercial mortgage loans in this earnings presentation are to net commercial mortgage loans, consisting of commercial mortgage loans, excluding commercial mortgage loans originated for third parties and related allowance for credit loss. LTV and DSCR Matrix $49.0 Billion LTV >1.2x 1.0-1.2x <1.0x Total <65% 45.9% 2.4% 1.6% 49.9% 65-75% 18.1% 1.4% 0.8% 20.3% 76-80% 5.4% 0.2% 0.7% 6.3% >80% 16.7% 3.8% 3.0% 23.5% Total 86.1% 7.8% 6.1% 100.0%

Key Sensitivities

Group Benefits

- 1% change in Group Life mortality ratio translates to ~$75 million of adjusted earnings[1]
- 1% change in Group Non-Medical Health interest adjusted benefit ratio translates to ~$90 million of adjusted earnings[1]

Retirement and Income Solutions

$ in millions	Change	Impact on Adjusted Earnings[1]
SOFR[2, 3]	+10 bps	+$2
	-10 bps	-$2
U.S. Treasury[4]	+10 bps	+$3
	-10 bps	-$3

- $1 billion of PRT premium translates to $8-10 million of annual adjusted earnings[1]

MetLife Holdings

- Roughly 75% of the separate account (SA) assets are in equities
- +/- 10% change in SA returns translates to ~$25 million ongoing annual impact to adjusted earnings

MetLife

[1] Annual impact. [2] SOFR is used as a proxy for all short-term funding rates 3 months or less; change from base rates, no change in other interest rates. [3] This sensitivity holds for a rate change of +/- 50 basis points. [4] Parallel shift in base scenario U.S. Treasury rates from 1 to 30 years. No change in other interest rates.

17

Key Sensitivities

Asia

$ in millions	Change	Annual Impact on Adjusted Earnings	Regulatory Ratios (%)
Parallel shift in yield curve:			
Japan - UST[1]	+/-10 bps	$1-2	10-15%
Japan - JPY[1]	+/-10 bps	$1-2	5-10%
Korea[2]	+/-10 bps	$0-1	0-5%

Latin America

$ in millions	Change	Annual Impact on Adjusted Earnings
Mexican peso to U.S. dollar	1%	$6
Chilean peso to U.S. dollar	1%	$3
Annual return on the ProVida encaje[3]	1%	$3

EMEA

$ in millions	Change	Annual Impact on Adjusted Earnings
Euro to U.S. Dollar	+1%	$1.2
British Pound to U.S. Dollar	+1%	$0.6
Turkish Lira to U.S. Dollar	+1%	$0.6

MetLife

[1] Higher yields increase adjusted earnings and lower regulatory ratios. [2] Higher yields increase adjusted earnings and improve regulatory ratios. [3] The ProVida encaje is capital required by Superintendencia de Pensiones. The encaje is invested in the same manner as the total pension fund, and the investment income is included in adjusted earnings.

18

19 12/31/24 12/31/25 12/31/26 12/31/27 Base Declining Rate Base Declining Rate Base Declining Rate Base Declining Rate SOFR1 4.49% 3.99% 3.90% 3.40% 3.87% 3.37% 3.93% 3.43% 10-Year U.S. Treasury1 4.57% 4.07% 4.69% 4.19% 4.78% 4.28% 4.88% 4.38% 30-Year U.S. Treasury1 4.78% 4.28% 4.82% 4.32% 4.84% 4.34% 4.87% 4.37% Interest Rates: Base vs. Declining Rate Scenario 1 Base rates based on forward curve as of December 31, 2024.

20 12/31/24 12/31/25 12/31/26 12/31/27 Base Rising Rate Base Rising Rate Base Rising Rate Base Rising Rate SOFR1 4.49% 4.99% 3.90% 4.40% 3.87% 4.37% 3.93% 4.43% 10-Year U.S. Treasury1 4.57% 5.07% 4.69% 5.19% 4.78% 5.28% 4.88% 5.38% 30-Year U.S. Treasury1 4.78% 5.28% 4.82% 5.32% 4.84% 5.34% 4.87% 5.37% Interest Rates: Base vs. Rising Rate Scenario 1 Base rates based on forward curve as of December 31, 2024.

21 Cautionary Statement on Forward-Looking Statements The forward-looking statements in this presentation, using words such as “anticipate,” “are confident,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms, are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. MetLife’s future results could differ, and it does not undertake any obligation to publicly correct or update any of these statements.

22 Explanatory Note on Non-GAAP and Other Financial Information Any references in this presentation (except in this Explanatory Note on Non-GAAP Financial Information and Reconciliations) to: Should be read as, respectively: (i) net income (loss); (i) net income (loss) available to MetLife, Inc.’s common shareholders; (ii) net income (loss) per share; (ii) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share; (iii) adjusted earnings; (iii) adjusted earnings available to common shareholders; (iv) adjusted earnings per share; and (iv) adjusted earnings available to common shareholders per diluted common share; and (v) adjusted return on equity. (iv) adjusted return on MetLife, Inc.'s common stockholders' equity. In this presentation, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). We believe that these non-GAAP financial measures enhance our investors' understanding of our performance by highlighting the results of operations and the underlying profitability drivers of our business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment. The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP: Non-GAAP financial measures: Comparable GAAP financial measures: (i) adjusted premiums, fees and other revenues; (i) premiums, fees and other revenues; (ii) adjusted premiums, fees and other revenues, excluding PRT; (ii) premiums, fees and other revenues; (iii) adjusted capitalization of deferred policy acquisition costs (DAC); (iii) capitalization of DAC; (iv) adjusted earnings available to common shareholders; (iv) net income (loss) available to MetLife, Inc.’s common shareholders; (v) adjusted earnings available to common shareholders, excluding total notable items; (v) net income (loss) available to MetLife, Inc.’s common shareholders; (vi) adjusted earnings available to common shareholders per diluted common share; (vi) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share; (vii) adjusted earnings available to common shareholders, excluding total notable items, per diluted common share; (vii) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share; (viii) adjusted return on equity; (viii) return on equity; (ix) adjusted return on equity, excluding total notable items; (ix) return on equity; (x) adjusted other expenses; (x) other expenses; (xi) adjusted other expenses, net of adjusted capitalization of DAC; (xi) other expenses, net of capitalization of DAC; (xii) adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses; (xii) other expenses, net of capitalization of DAC; (xiii) adjusted expense ratio; (xiii) expense ratio; (xiv) adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT; (xiv) expense ratio; (xv) direct expenses; (xv) other expenses; (xvi) direct expenses, excluding total notable items related to direct expenses; (xvi) other expenses; (xvii) direct expense ratio; (xvii) expense ratio; (xviii) direct expense ratio, excluding total notable items related to direct expenses and PRT; and (xviii) expense ratio; and (xviiii) free cash flows of all holding companies. (xviiii) MeLife, Inc. (parent company) net cash provided by (used in) operating activities.

23 MetLife’s definitions of non-GAAP and other financial measures discussed in this presentation may differ from those used by other companies: Adjusted earnings and related measures • adjusted earnings; • adjusted earnings available to common shareholders; • adjusted earnings available to common shareholders, excluding total notable items; • adjusted earnings available to common shareholders per diluted common share; • adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and • adjusted earnings available to common shareholders on a constant currency basis. Adjusted earnings is used by the MetLife's chief operating decision maker, its chief executive officer, to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings is MetLife’s GAAP measure of segment performance. Adjusted earnings and related measures based on adjusted earnings are also the measures by which senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and related measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results. Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends. Adjusted earnings, along with the related adjusted revenues, adjusted expenses and adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of (i) market volatility which could distort trends, (ii) asymmetrical and non-economic accounting, (iii) revenues and costs related to divested businesses, and (iv) other adjustments. Also, adjusted earnings and related measures exclude results of discontinued operations under GAAP. Market volatility can have a significant impact on the MetLife's financial results. Adjusted earnings excludes net investment gains (losses), net derivative gains (losses), market risk benefits remeasurement gains (losses) and goodwill impairments. Further, net investment income excludes adjusted earnings adjustments relating to joint ventures accounted for under the equity method ("Joint venture adjustments"), and policyholder benefits and claims exclude (i) changes in the discount rate on certain annuitization guarantees accounted for as additional liabilities and (ii) market value adjustments. Explanatory Note on Non-GAAP and Other Financial Information (Continued) Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are not accessible on a forward-looking basis because we believe it is not possible without unreasonable effort to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or outside the range and from period to period and may have a material impact on net income. Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and applied to the comparable prior period (“constant currency basis”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this presentation and in this period’s earnings news release, which is available at https://investor.metlife.com.

24 Explanatory Note on Non-GAAP and Other Financial Information (Continued) Asymmetrical and non-economic accounting adjustments are made to the line items indicated in calculating adjusted earnings: • Net investment income includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment ("Investment hedge adjustments"). • Other revenues include settlements of foreign currency earnings hedges and exclude asymmetrical accounting associated with in-force reinsurance. • Policyholder benefits and claims excludes (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation- indexed investments, (iii) asymmetrical accounting associated with in-force reinsurance, and (iv) non-economic losses incurred at contract inception for certain single premium annuity business. These losses are amortized into adjusted earnings within policyholder benefits and claims over the estimated lives of the contracts. • Policyholder liability remeasurement gains (losses) excludes asymmetrical accounting associated with in-force reinsurance. • Interest credited to policyholder account balances excludes amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments and asymmetrical accounting associated with in-force reinsurance. Divested businesses are those that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP. Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP. Other adjustments are made in calculating adjusted earnings: • Net investment income and interest credited to policyholder account balances excludes certain amounts related to contractholder-directed equity securities ("Unit-linked contract income") and ("Unit-linked contract costs"). Net investment income excludes returns on invested assets (including cash and cash equivalents) subject to ceded reinsurance arrangements with third parties ("Reinsurance adjustments"). • Other revenues include fee revenue on synthetic guaranteed interest contracts ("GICs") accounted for as freestanding derivatives. • Other revenues exclude and other expenses include fees received in connection with services provided under transition service agreements. • Other expenses exclude (i) Reinsurance adjustments, (ii) implementation of new insurance regulatory requirements and other costs, and (iii) acquisition, integration and other related costs. Other expenses include (i) deductions for net income attributable to noncontrolling interests, and (ii) benefits accrued on synthetic GICs accounted for as freestanding derivatives. Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance. The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife's effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms. In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium, which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders. Investment portfolio gains (losses) and derivative gains (losses) These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, as well as investment portfolio gains (losses) of divested businesses. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).

25 Explanatory Note on Non-GAAP and Other Financial Information (Continued) Return on equity and related measures • Total MetLife, Inc.’s adjusted common stockholders’ equity: total MetLife, Inc.’s common stockholders’ equity, excluding unrealized investment gains (losses), net of related offsets, deferred gains (losses) on derivatives, future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and defined benefit plans adjustment components of AOCI (AOCI other than FCTA) and the estimated fair value of certain ceded reinsurance-related embedded derivatives, all net of income tax. • Total MetLife, Inc.’s adjusted common stockholders’ equity, excluding total notable items: total MetLife, Inc.’s common stockholders’ equity, excluding unrealized investment gains (losses), net of related offsets, deferred gains (losses) on derivatives, future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and defined benefit plans adjustment components of AOCI (AOCI other than FCTA), the estimated fair value of certain ceded reinsurance-related embedded derivatives and total notable items, all net of income tax. • Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.'s average common stockholders’ equity. • Adjusted return on MetLife, Inc.’s common stockholders’ equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average adjusted common stockholders’ equity. • Adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding total notable items: adjusted earnings available to common shareholders, excluding total notable items, divided by MetLife, Inc.'s average adjusted common stockholders’ equity, excluding total notable items. The above measures represent a level of equity that excludes most components of AOCI, such as unrealized investment gains (losses) and future policy benefits discount rate remeasurement gains (losses), as well as the impact of certain ceded reinsurance-related embedded derivatives, as these amounts are primarily driven by market volatility. Expense ratio, direct expense ratio, adjusted expense ratio and related measures • Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues. • Direct expense ratio: adjusted direct expenses, divided by adjusted premiums, fees and other revenues. Direct expenses are comprised of employee-related costs, third-party staffing costs, and general and administrative expenses. • Direct expense ratio, excluding total notable items related to direct expenses and PRT: adjusted direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT. • Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues. • Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT. General Account (GA) assets under management (GA AUM) GA AUM is used by MetLife to describe assets in its GA investment portfolio. GA AUM is stated at estimated fair value and is comprised of GA total investments, the portion of the GA investment portfolio classified within assets held-for-sale, cash and cash equivalents and accrued investment income on such assets, excluding policy loans, contractholder-directed equity securities fair value option securities, mortgage loans originated for third parties, assets subject to reinsurance arrangements with third-party reinsurers, and certain other invested assets. Mortgage loans, net of mortgage loans originated for third parties (“net mortgage loans”) (including commercial (“net commercial mortgage loans”), agricultural ("net agricultural mortgage loans") and residential mortgage loans) and real estate equity (including real estate and real estate joint ventures) included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. Classification of GA AUM by sector is based on the nature and characteristics of the underlying investments which can vary from how they are classified under GAAP. Accordingly, the underlying investments within certain real estate and real estate joint ventures that are primarily net commercial mortgage loans (at net asset value, net of deduction for encumbering debt) have been reclassified to exclude them from real estate equity and include them as net commercial mortgage loans. Asia GA AUM and related measures Asia GA AUM is used by MetLife to describe assets in its Asia GA investment portfolio. Asia GA AUM is stated at estimated fair value and is comprised of Asia GA total investments, the portion of the Asia GA investment portfolio classified within assets held-for-sale, cash and cash equivalents, and accrued investment income on such assets, excluding policy loans, contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties, assets subject to reinsurance arrangements with third-party reinsurers, and certain other invested assets. Mortgage loans, net of mortgage loans originated for third parties ("net mortgage loans") (including commercial ("net commercial mortgage loans"), agricultural ("net agricultural mortgage loans") and residential mortgage loans) and real estate equity (including real estate and real estate joint ventures) included in Asia GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries, that eliminate at the MetLife consolidated level) are excluded from Asia GA AUM. Asia GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on net mortgage loans (including net commercial mortgage loans, net agricultural mortgage loans and residential mortgage loans) and real estate and real estate joint ventures. Asia GA AUM (at amortized cost) is presented net of related allowance for credit loss.

26 Explanatory Note on Non-GAAP and Other Financial Information (Continued) Statistical sales information: • Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products. • Retirement and Income Solutions: calculated using 10% of single premium contracts, on and off-balance sheet deposits, and the contract value for new UK longevity reinsurance contracts, and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance. • Asia, Latin America and EMEA: calculated using 10% of single premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group). Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity. The following additional information is relevant to an understanding of MetLife’s performance results and outlook: • Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates. • PRT includes UK funded reinsurance. • MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders. • Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders. • Holding company cash and liquid assets are held by MetLife, Inc. collectively with other MetLife holding companies and include cash and cash equivalents, short term investments and publicly traded securities excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include amounts received in connection with securities lending, repurchase agreements, derivatives, regulatory deposits, the collateral financing arrangement, funding agreements and secured borrowings, as well as amounts held in the closed block. • We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.

Reconciliation of Net Income (Loss) Available to MetLife, Inc.'s Common Shareholders to Adjusted Earnings Available to Common Shareholders

(In millions, except per share data)	FY24	FY24 Earnings Per Weighted Average Common Share Diluted[1]	4Q24	4Q24 Earnings Per Weighted Average Common Share Diluted[1]	4Q23	4Q23 Earnings Per Weighted Average Common Share Diluted[1]
Net Income (loss) available to MetLife, Inc.'s common shareholders	$ 4,226	$ 5.94	$ 1,239	$ 1.78	$ 574	$ 0.77
Adjustments from net income (loss) available to MetLife, Inc.'s common shareholders to adjusted earnings available to common shareholders:						
Less: Net investment gains (losses)	(1,184)	(1.67)	(311)	(0.45)	(174)	(0.23)
Less: Net derivative gains (losses)	(1,623)	(2.28)	(903)	(1.29)	149	0.20
Less: Market risk benefit remeasurement gains (losses)	1,109	1.56	764	1.09	(431)	(0.58)
Less: Other adjustments to net income (loss)	(541)	(0.76)	(118)	(0.15)	(330)	(0.45)
Less: Provision for income tax (expense) benefit	687	0.97	352	0.50	6	0.01
Add: Net income (loss) attributable to noncontrolling interests	18	0.03	4	0.01	7	0.01
Adjusted earnings available to common shareholders	5,796	8.15	1,459	2.09	1,361	1.83
Less: Total notable items	26	0.04	10	0.01	(76)	(0.10)
Adjusted earnings available to common shareholders, excluding total notable items	$ 5,770	$ 8.11	$ 1,449	$ 2.08	$ 1,437	$ 1.93
Adjusted earnings available to common shareholders on a constant currency basis	$ 5,796	$ 8.15	$ 1,459	$ 2.09	$ 1,329	$ 1.79
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$ 5,770	$ 8.11	$ 1,449	$ 2.08	$ 1,405	$ 1.89
Weighted average common shares outstanding - diluted		711.1		697.9		743.4

MetLife

[1]Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.

27

Reconciliation to Adjusted Earnings Available to Common Shareholders, Excluding Total Notable Items

(In millions)	4Q24 Group Benefits[1]	Retirement & Income Solutions[1]	Asia	Latin America	EMEA	MetLife Holdings[1]	Corporate & Other[1]
Adjusted earnings available to common shareholders	$ 416	$ 386	$ 443	$ 201	$ 59	$ 153	$ (199)
Less: Total notable items	—	—	—	—	—	—	10
Adjusted earnings available to common shareholders, excluding total notable items	$ 416	$ 386	$ 443	$ 201	$ 59	$ 153	$ (209)
Adjusted earnings available to common shareholders, on a constant currency basis			$ 443	$ 201	$ 59		
Adjusted earnings available to common shareholders, excluding total notable items on a constant currency basis			$ 443	$ 201	$ 59		

(In millions)	4Q23 Group Benefits[1]	Retirement & Income Solutions[1]	Asia	Latin America	EMEA	MetLife Holdings[1]	Corporate & Other[1]
Adjusted earnings available to common shareholders	$ 466	$ 421	$ 296	$ 207	$ 47	$ 156	$ (232)
Less: Total notable items	—	—	—	—	—	—	(76)
Adjusted earnings available to common shareholders, excluding total notable items	$ 466	$ 421	$ 296	$ 207	$ 47	$ 156	$ (156)
Adjusted earnings available to common shareholders, on a constant currency basis			$ 291	$ 182	$ 45		
Adjusted earnings available to common shareholders, excluding total notable items on a constant currency basis			$ 291	$ 182	$ 45		

MetLife

[1]Results on a constant currency basis are not included as constant currency impact is not significant.

28

29 Reconciliation of Premiums, Fees and Other Revenues to Adjusted Premiums, Fees and Other Revenues 1Q23 2Q23 3Q23 4Q23 FY23 1Q24 2Q24 3Q24 4Q24 FY24 (In millions) Premiums, fees and other revenues $ 11,517 $ 13,587 $ 13,170 $ 13,687 $ 51,961 $ 11,975 $ 13,547 $ 12,523 $ 14,475 $ 52,520 Less: Adjustments to premiums, fees and other revenues: Asymmetrical and non-economic accounting — — — 29 29 39 35 50 34 158 Other adjustments (3) (7) (11) (13) (34) (12) (11) (14) (11) (48) Divested businesses — — — — — — — 16 15 31 Adjusted premiums, fees and other revenues $ 11,520 $ 13,594 $ 13,181 $ 13,671 $ 51,966 $ 11,948 $ 13,523 $ 12,471 $ 14,437 $ 52,379

Expense Detail and Ratios

(In millions, except ratio data)

	1Q24	2Q24	3Q24	4Q24	FY24
Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC					
Capitalization of DAC	$ (740)	$ (683)	$ (691)	$ (719)	$ (2,833)
Less: Divested businesses	—	—	—	—	—
Adjusted capitalization of DAC	$ (740)	$ (683)	$ (691)	$ (719)	$ (2,833)
Reconciliation of Other Expenses to Adjusted Other Expenses					
Other expenses	$ 3,191	$ 3,113	$ 3,188	$ 3,300	$ 12,792
Less Adjustments to other expenses:					
Reinsurance adjustments	—	—	—	30	30
Other adjustments	7	5	12	25	49
Divested businesses	4	4	17	13	38
Adjusted other expenses	$ 3,180	$ 3,104	$ 3,159	$ 3,232	$ 12,675
Other Detail and Ratios					
Other expenses, net of capitalization of DAC	$ 2,451	$ 2,430	$ 2,497	$ 2,581	$ 9,959
Premiums, fees and other revenues	$ 11,975	$ 13,547	$ 12,523	$ 14,475	$ 52,520
Expense ratio	20.5 %	17.9 %	19.9 %	17.8 %	19.0 %
Direct expenses	$ 1,426	$ 1,397	$ 1,392	$ 1,396	$ 5,611
Less: Total notable items related to direct expenses	—	—	—	(152)	(152)
Direct expenses, excluding total notable items related to direct expenses	$ 1,426	$ 1,397	$ 1,392	$ 1,548	$ 5,763
Adjusted other expenses	$ 3,180	$ 3,104	$ 3,159	$ 3,232	$ 12,675
Adjusted capitalization of DAC	(740)	(683)	(691)	(719)	(2,833)
Adjusted other expenses, net of adjusted capitalization of DAC	$ 2,440	$ 2,421	$ 2,468	$ 2,513	$ 9,842
Less: Total notable items related to adjusted other expenses	—	—	—	(85)	(85)
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	$ 2,440	$ 2,421	$ 2,468	$ 2,598	$ 9,927
Adjusted premiums, fees and other revenues	$ 11,948	$ 13,523	$ 12,471	$ 14,437	$ 52,379
Less: PRT	(25)	1,752	529	2,593	4,849
Adjusted premiums, fees and other revenues, excluding PRT	$ 11,973	$ 11,771	$ 11,942	$ 11,844	$ 47,530
Direct expense ratio	11.9 %	10.3 %	11.2 %	9.7 %	10.7 %
Direct expense ratio, excluding total notable items related to direct expenses and PRT	11.9 %	11.9 %	11.7 %	13.1 %	12.1 %
Adjusted expense ratio	20.4 %	17.9 %	19.8 %	17.4 %	18.8 %
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	20.4 %	20.6 %	20.7 %	21.9 %	20.9 %

MetLife

30

Expense Detail and Ratios

(In millions, except ratio data)

	1Q23	2Q23	3Q23	4Q23	FY23
Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC					
Capitalization of DAC	$ (718)	$ (729)	$ (742)	$ (728)	$ (2,917)
Less: Divested businesses	—	—	—	—	—
Adjusted capitalization of DAC	$ (718)	$ (729)	$ (742)	$ (728)	$ (2,917)
Reconciliation of Other Expenses to Adjusted Other Expenses					
Other expenses	$ 3,057	$ 3,133	$ 3,189	$ 3,277	$ 12,656
Less Adjustments to other expenses:					
Other adjustments	16	11	21	7	55
Divested businesses	11	9	9	9	38
Adjusted other expenses	$ 3,030	$ 3,113	$ 3,159	$ 3,261	$ 12,563
Other Detail and Ratios					
Other expenses, net of capitalization of DAC	$ 2,339	$ 2,404	$ 2,447	$ 2,549	$ 9,739
Premiums, fees and other revenues	$ 11,517	$ 13,587	$ 13,170	$ 13,687	$ 51,961
Expense ratio	20.3 %	17.7 %	18.6 %	18.6 %	18.7 %
Direct expenses	$ 1,387	$ 1,415	$ 1,447	$ 1,559	$ 5,808
Less: Total notable items related to direct expenses	—	—	—	96	96
Direct expenses, excluding total notable items related to direct expenses	$ 1,387	$ 1,415	$ 1,447	$ 1,463	$ 5,712
Adjusted other expenses	$ 3,030	$ 3,113	$ 3,159	$ 3,261	$ 12,563
Adjusted capitalization of DAC	(718)	(729)	(742)	(728)	(2,917)
Adjusted other expenses, net of adjusted capitalization of DAC	$ 2,312	$ 2,384	$ 2,417	$ 2,533	$ 9,646
Less: Total notable items related to adjusted other expenses	—	—	—	96	96
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	$ 2,312	$ 2,384	$ 2,417	$ 2,437	$ 9,550
Adjusted premiums, fees and other revenues	$ 11,520	$ 13,594	$ 13,181	$ 13,671	$ 51,966
Less: PRT	(21)	2,024	1,461	1,860	5,324
Adjusted premiums, fees and other revenues, excluding PRT	$ 11,541	$ 11,570	$ 11,720	$ 11,811	$ 46,642
Direct expense ratio	12.0 %	10.4 %	11.0 %	11.4 %	11.2 %
Direct expense ratio, excluding total notable items related to direct expenses and PRT	12.0 %	12.2 %	12.3 %	12.4 %	12.2 %
Adjusted expense ratio	20.1 %	17.5 %	18.3 %	18.5 %	18.6 %
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	20.0 %	20.6 %	20.6 %	20.6 %	20.5 %

MetLife

31

Equity Details

(In millions)

	FY24	FY23
Equity Details		
Total MetLife, Inc.'s stockholders' equity	$ 27,445	$ 30,015
Less: Preferred stock	3,818	3,818
MetLife, Inc.'s common stockholders' equity	23,627	26,197
Less: Net unrealized investment gains (losses), net of income tax	(19,402)	(14,506)
Deferred gains (losses) on derivatives, net of income tax	370	183
Future policy benefits discount rate remeasurement gain (losses), net of income tax	6,529	2,658
Market risk benefits instrument-specific credit risk remeasurement gains (losses), net of income tax	(71)	27
Defined benefit plans adjustment, net of income tax	(1,442)	(1,446)
Estimated fair value of certain ceded reinsurance-related embedded derivatives, net of income tax (1)	(129)	—
Total MetLife, Inc.'s adjusted common stockholders' equity	37,772	39,281
Less: Accumulated year-to-date total notable items, net of income tax (2)	26	(62)
Total MetLife, Inc.'s adjusted common stockholders' equity, excluding total notable items (2)	$ 37,746	$ 39,343
Average Common Stockholders' Equity		
Average common stockholders' equity	$ 25,008	
Average adjusted common stockholders' equity	$ 38,084	
Average adjusted common stockholders' equity, excluding total notable items (2)	$ 38,076	
Return on Equity		
Return on MetLife, Inc.'s:		
Common stockholders' equity	16.9 %	
Adjusted return on MetLife, Inc.'s:		
Adjusted common stockholders' equity	15.2 %	
Adjusted common stockholders' equity, excluding total notable items	15.2 %	

MetLife

[1]Ceded reinsurance-related embedded derivatives excluded are those where the total return on a portfolio of invested assets is passed through to third-party reinsurers. [2]Notable items reflect the unexpected *impact of events that affect MetLife's results, but that were unknown and that MetLife could not anticipate when it devised* its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast *those results. Notable items can affect MetLife's results either positively or* negatively.

32

Condensed Reconciliation of Net Cash Provided by Operating Activities of MetLife, Inc. to Free Cash Flow of All Holding Companies

(In billions, except ratios)		FY24		FY23
MetLife, Inc. (parent company only) net cash provided by operating activities	$	4.7	$	4.2
Adjustments from net cash provided by operating activities to free cash flow:				
Add: Incremental debt to be at or below target leverage ratios		—		—
Add: Adjustments from net cash provided by operating activities to free cash flow[1]		(0.1)		(0.7)
MetLife, Inc. (parent company only) free cash flow		4.6		3.5
Other MetLife, Inc. holding companies free cash flow[2]		—		0.1
Free cash flow of all holding companies	$	4.6	$	3.6
Ratio of net cash provided by operating activities to consolidated net income (loss) available to MetLife, Inc.'s common shareholders:				
MetLife, Inc. (parent company only) net cash provided by operating activities	$	4.7	$	4.2
Consolidated net income (loss) available to MetLife, Inc.'s common shareholders	$	4.2	$	1.4
Ratio of net cash provided by operating activities (parent company only) to consolidated net income (loss) available to MetLife, Inc.'s common shareholders[3]		112 %		303 %
Ratio of free cash flow to adjusted earnings available to common shareholders:				
Free cash flow of all holding companies[4]	$	4.6	$	3.6
Consolidated adjusted earnings available to common shareholders[4]	$	5.8	$	5.5
Ratio of free cash flow of all holding companies to consolidated adjusted earnings available to common shareholders[4]		79 %		66 %

[1]Adjustments include: (i) capital contributions to subsidiaries; (ii) returns of capital from subsidiaries; (iii) repayments on and (issuances of) loans to subsidiaries, net; and (iv) investment portfolio and derivatives changes and other, net.
[2]Components include: (i) dividends and returns of capital from subsidiaries; (ii) capital contributions to subsidiaries; (iii) repayments on and (issuances of) loans to subsidiaries, net; (iv) other expenses; (v) dividends and returns of capital to MetLife, Inc. and (vi) investment portfolio and derivative changes and other, net.
[3]Including the free cash flow of other MetLife, Inc. holding companies of $0 billion and $0.1 billion for the years ended December 31, 2024 and 2023, respectively, in the numerator of the ratio, this ratio, as adjusted, would be 112% and 311%, respectively.
[4]i) Consolidated adjusted earnings available to common shareholders for the year ended December 31, 2024, was positively impacted by notable items, primarily related to tax adjustments of $0.1 billion, net of income tax, and actuarial assumption review and other insurance adjustments of $0.02 billion, net of income tax, offset by litigation reserves and settlement costs of ($0.05) billion, net of income tax. Excluding these notable items from the denominator of the ratio, the adjusted free cash flow ratio for 2024, would be 79%.
ii) Consolidated adjusted earnings available to common shareholders for the year ended December 31, 2023, was negatively impacted by notable items, related to litigation reserves and settlement costs of ($0.1) billion, net of income tax, offset by actuarial assumption review and other insurance adjustments of $0.01 billion, net of income tax. Excluding these notable items from the denominator of the ratio, the adjusted free cash flow ratio for 2023, would be 65%.

MetLife

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